UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 14, 2017

MINDBODY, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220
San Luis Obispo, California 93401
(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code): (877) 755-4279

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 17, 2017, Michael Mansbach was appointed to the position of President of MINDBODY, Inc. (the “Company”), effective upon his commencement of employment with the Company on June 19, 2017. Mr. Mansbach will report directly to Richard Stollmeyer, the Company’s Chairman and Chief Executive Officer. Upon the effectiveness of Mr. Mansbach’s appointment as President of the Company, Mr. Stollmeyer will conclude his role as President of the Company and continue to serve as the Chairman of the Board and as the Company’s Chief Executive Officer.
Mr. Mansbach, age 49, is joining the Company after having served as the President of Blue Jeans Network, Inc., a cloud-based video communications company, from November 2015 to February 2017. He previously served as the Chief Executive Officer of PunchTab, Inc., an engagement and insights platform, from September 2014 until its acquisition by WalmartLabs in September 2015. Prior to joining PunchTab, Mr. Mansbach served in various senior management roles with the software-as-a-service division of Citrix Systems, Inc., a provider of business mobility software, from November 2004 to April 2014, including as Vice President, Customer Care from November 2013 to April 2014; Vice President and General Manager, Global Sales and Client Services from December 2007 to November 2013; and Vice President, Enterprise Marketing and Business Development from November 2004 to December 2007. Mr. Mansbach received his B.A. in French Language and Literature from the University of California, Los Angeles, and his M.A. in International Economics, European Area Studies, from the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University.
There has been no arrangement or understanding between Mr. Mansbach and any other person pursuant to which Mr. Mansbach was selected as an officer, and there are no family relationships between Mr. Mansbach and any of the Company’s directors or executive officers. Additionally, Mr. Mansbach is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
The Company entered into an employment agreement with Mr. Mansbach (the “Employment Agreement”) effective upon his commencement of employment. The Employment Agreement has a term of three years, with automatic renewals for additional three-year terms, unless either party provides notice not to renew the Employment Agreement within 90 days of the end of such three-year term. Mr. Mansbach’s employment is at-will. Mr. Mansbach will receive an initial annual base salary of $400,000 and will be eligible for a cash bonus with a target amount equal to 75% of his base salary, based upon performance of the Company relative to financial and other performance goals as reasonably established by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors. The Company will reimburse Mr. Mansbach for reasonable business expenses and travel expenses in accordance with the Company’s applicable policies.
Pursuant to the Employment Agreement and subject to the approval of the Compensation Committee, the terms and conditions of the Company’s 2015 Employee Incentive Plan and the forms of award agreements thereunder, Mr. Mansbach will be granted equity awards consisting of (i) a stock option to purchase 130,847 shares of the Company’s Class A Common Stock, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and 1/48th of the shares subject to the option vesting each month thereafter, and (ii) an award of 58,002 restricted stock units, vesting 25% annually on applicable Company vesting dates, in each case, subject to continuous service. Mr. Mansbach will also be eligible to participate in the Company’s employee benefit plans made available to similarly situated employees of the Company.

The Employment Agreement provides that if Mr. Mansbach’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), by Mr. Mansbach for “good reason” (as defined in the Employment Agreement) or on account of death or disability (each, a “qualifying termination”), upon his executing a general release and waiver of claims against the Company in the form provided by the Company that becomes effective and irrevocable within the time period prescribed in the Employment Agreement, Mr. Mansbach will receive (i) continuing payments of severance equal to 12 months of Mr. Mansbach’s annual base salary as then in effect; and (ii) reimbursement of COBRA continuation premiums for up to 12 months for Mr. Mansbach and his eligible dependents (provided he is eligible for and timely elects COBRA continuation coverage), or cash payments in lieu thereof. If the qualifying termination occurs following the two-year anniversary of the effective date of the Employment Agreement (the “trigger date”) and (A) the Company hires a new permanent chief executive officer after the trigger date (the “new CEO date”) and (B) the qualifying termination occurs within the 12-month period after the new CEO date (the “new CEO termination date”), then any time-based shares subject to equity awards will accelerate and vest as if Mr. Mansbach completed an additional 18 months of service after the new CEO termination date. In addition, if the qualifying termination occurs during the period that commences upon a change in control (as defined in the Employment Agreement) and ends on the first anniversary following a change in control, then in addition to the benefits described above, 100% of Mr. Mansbach’s equity awards will vest.
In connection with his appointment as the President of the Company, Mr. Mansbach has executed the Company’s standard form of indemnity agreement for officers.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 14, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting, in person or by proxy, were holders of 30,317,609 shares of Class A Common Stock, representing 30,317,609 votes of Class A Common Stock, and holders of 4,835,380 shares of Class B Common Stock, representing 48,353,800 votes of Class B Common Stock, together representing a total of 78,671,409 votes, or more than 83% of the eligible votes, and constituting a quorum.
Each share of Class A Common Stock was entitled to one vote on each proposal and each share of Class B Common Stock was entitled to ten votes on each proposal. The Class A Common Stock and Class B Common Stock voted as a single class on all matters.
The matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below.

1.
Election of Class II Directors. Each of the following nominees was elected to serve as a Class II director, to hold office until the Company’s 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified. The vote for each director nominee is set forth in the table below:

Nominees	For	Withhold	Broker Non-Votes
Court Cunningham	75,102,384	23,191	3,545,834
Cipora Herman	75,105,438	20,137	3,545,834
Eric Liaw	71,936,802	3,188,773	3,545,834

2. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the stockholders based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
78,655,536	8,361	7,512	0

Item 7.01 Regulation FD Disclosure
On June 19, 2017, the Company announced the appointment of Mr. Mansbach as the President of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
Except as shall be expressly set forth by specific reference, the information contained or incorporated by reference in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between the Registrant and Michael Mansbach.
99.1	Press release dated June 19, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Kimberly G. Lytikainen
Kimberly G. Lytikainen Chief Legal Officer and Secretary
Date: June 19, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Registrant and Michael Mansbach.
99.1	Press release dated June 19, 2017.